Parkland Corporation
Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025

Parkland Corporation
Consolidated Balance Sheets
(Unaudited)

($ millions)	Note	September 30, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents		406	385
Accounts receivable		1,580	1,510
Inventories		1,699	1,511
Income taxes receivable		38	69
Risk management and other financial assets	7	34	68
Prepaid expenses and other		125	93
Assets classified as held for sale	4	84	842
		3,966	4,478
Non-current assets
Property, plant and equipment		5,452	5,032
Intangible assets		1,052	1,152
Goodwill		2,465	2,426
Investments in associates and joint ventures		337	344
Other long-term assets	5	419	333
Deferred tax assets		243	279
		13,934	14,044

Liabilities
Current liabilities
Accounts payable and accrued liabilities		2,759	2,613
Dividends declared and payable		63	61
Income taxes payable		85	21
Long-term debt – current portion	6	848	261
Provisions and other liabilities – current portion	9, 14	161	72
Risk management and other financial liabilities	7	28	62
Liabilities associated with assets held for sale	4	16	292
		3,960	3,382
Non-current liabilities
Long-term debt	6	5,569	6,380
Provisions and other liabilities	9	765	712
Deferred tax liabilities		354	383
Income taxes payable		19	21
		10,667	10,878

Shareholders' equity
Shareholders' capital	10	3,261	3,238
Contributed surplus		—	56
Accumulated other comprehensive income (loss)		(33)	18
Retained earnings (deficit)		39	(146)
		3,267	3,166
		13,934	14,044
See accompanying notes to the interim condensed consolidated financial statements.
| Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Consolidated Statements of Income (Loss)
(Unaudited)

		Three months ended September 30,		Nine months ended September 30,
($ millions, unless otherwise stated)	Note	2025	2024	2025	2024

Sales and operating revenue	15	7,353	7,126	21,040	21,569

Expenses
Cost of purchases	15	6,261	6,249	17,956	18,804
Operating costs		384	381	1,151	1,152
Marketing, general and administrative		151	153	452	444
Acquisition, integration and other costs	13	22	61	97	137
Depreciation and amortization		213	207	635	615
Finance costs	11	91	96	283	286
Foreign exchange (gain) loss	7	10	1	(9)	16
(Gain) loss on risk management and other	7	23	(125)	47	(46)
Costs related to the Sunoco Transaction	1, 14	38	—	84	—
Other (gains) and losses	12	(4)	(1)	(93)	8
Share of (earnings) loss of associates and joint ventures		(4)	(4)	(14)	(11)
Earnings (loss) before income taxes		168	108	451	164

Current income tax expense (recovery)		41	32	93	53
Deferred income tax expense (recovery)		(2)	(15)	(7)	(45)
Net earnings (loss)		129	91	365	156

Net earnings (loss) per share ($ per share):
Basic		0.74	0.52	2.09	0.89
Diluted		0.73	0.52	2.07	0.88
Weighted average number of common shares (000's of shares)		174,535	173,930	174,322	174,586
Weighted average number of common shares adjusted for the effects of dilution (000's of shares)		176,737	176,242	176,237	176,945
See accompanying notes to the interim condensed consolidated financial statements.

Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited) 3    Parkland Corporation

Parkland Corporation
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

		Three months ended September 30,		Nine months ended September 30,
($ millions)	Note	2025	2024	2025	2024

Net earnings (loss)		129	91	365	156
Other comprehensive income (loss):
Items that may be reclassified to consolidated statements of income (loss) in subsequent periods:
Exchange differences on translation of foreign operations		71	(61)	(147)	112
Exchange differences on USD-denominated debt designated as a hedge of the net investment in foreign operations ("Net Investment Hedge"), net of tax	7	(48)	37	91	(98)
Changes in the fair value of cash flow hedges, net of tax	7	21	(13)	(21)	(19)
Hedging (gains) losses reclassified to the consolidated statements of income (loss)	7	(16)	9	25	15
Items that will not be reclassified to consolidated statements of income (loss) in subsequent periods:
Remeasurements on employee benefit plans		—	—	1	—
Other comprehensive income (loss)		28	(28)	(51)	10
Total comprehensive income (loss)		157	63	314	166
See accompanying notes to the interim condensed consolidated financial statements.

4    Parkland Corporation Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Consolidated Statements of Changes in Shareholders' Equity
(Unaudited)

		Shareholders' capital	Contributed surplus	Accumulated other comprehensive income (loss)	Equity reserve	Retained earnings (deficit)	Total shareholders' equity
($ millions)	Note

As at January 1, 2025		3,238	56	18	—	(146)	3,166
Net earnings (loss)		—	—	—	—	365	365
Other comprehensive income (loss)		—	—	(51)	—	—	(51)
Dividends		—	—	—	—	(189)	(189)
Share incentive compensation		—	14	—	—	—	14
Shares issued under share option plan	10	11	(1)	—	—	—	10
Shares issued on vesting of performance share units	10	12	(21)	—	—	—	(9)
Transfer of unused contributions		—	(9)	—	—	9	—
Acceleration of vesting related to the Sunoco Transaction		—	39	—	—	—	39
Transfer to liability on modification to cash-settled	14	—	(78)	—	—	—	(78)
As at September 30, 2025		3,261	—	(33)	—	39	3,267

As at January 1, 2024		3,257	90	(69)	(106)	9	3,181
Net earnings (loss)		—	—	—	—	156	156
Other comprehensive income (loss)		—	—	10	—	—	10
Dividends		—	—	—	—	(183)	(183)
Change in liability for share purchase obligation		—	—	—	106	—	106
Shares repurchased through normal-course issuer bid ("NCIB")		(54)	—	—	—	(71)	(125)
Share incentive compensation		—	18	—	—	—	18
Shares issued under share option plan		17	(2)	—	—	—	15
Shares issued on vesting of performance share units		11	(25)	—	—	—	(14)
Transfer of unused contributions		—	(33)	—	—	33	—
As at September 30, 2024		3,231	48	(59)	—	(56)	3,164
See accompanying notes to the interim condensed consolidated financial statements.
Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited) 5    Parkland Corporation

Parkland Corporation
Consolidated Statements of Cash Flows
(Unaudited)

		Three months ended September 30,		Nine months ended September 30,
($ millions)	Note	2025	2024	2025	2024

Operating activities
Net earnings (loss)		129	91	365	156
Adjustments for:
Depreciation and amortization		213	207	635	615
Interest on leases and long-term debt	11	82	85	254	258
Share incentive compensation	14	25	6	77	20
Change in other assets and other liabilities		(22)	68	(16)	37
Change in fair value of Redemption Options	12	—	(25)	(76)	(1)
Deferred income tax expense (recovery)		(2)	(15)	(7)	(45)
Share of net (earnings) loss of associates and joint ventures		(4)	(4)	(14)	(11)
Other operating activities	3	17	14	(26)	86
Net change in non-cash working capital related to operating activities	3	(42)	(21)	(8)	(42)
Cash generated from (used in) operating activities		396	406	1,184	1,073

Investing activities
Investment in associates and joint ventures		—	—	—	(17)
Dividends received from investments in associates and joint ventures		3	3	14	13
Additions to property, plant and equipment and intangible assets		(115)	(124)	(344)	(307)
Change in long-term receivables and other assets	5	(29)	(3)	(38)	(7)
Proceeds on asset disposals		3	22	16	26
Net change in non-cash working capital related to investing activities	3	1	1	5	(4)
Cash generated from (used in) investing activities		(137)	(101)	(347)	(296)

Financing activities
Net proceeds from (repayments of) the Credit Facility	6	(113)	(722)	(189)	(741)
Long-term debt (repayments) proceeds, excluding the Credit Facility and non-recourse debt	6	—	—	—	(1)
Net proceeds (repayments) from non-recourse debt		17	1	41	16
Proceeds from long-term debt, net of financing costs, excluding the Credit Facility and non-recourse debt	6	—	677	—	677
Interest paid on long-term debt and leases	11	(74)	(62)	(248)	(235)
Payments on principal amount on leases		(71)	(69)	(222)	(204)
Dividends paid to shareholders		(63)	(61)	(187)	(182)
Shares repurchased through normal-course issuer bid	10	—	(14)	—	(123)
Shares issued for cash, net of costs and taxes	10	6	(1)	1	1
Cash generated from (used in) financing activities		(298)	(251)	(804)	(792)

Increase (decrease) in cash and cash equivalents		(39)	54	33	(15)
Impact of foreign currency translation on cash		6	(4)	(12)	14
Cash and cash equivalents reclassified from (to) assets held for sale	4	—	(3)	—	(23)
Cash and cash equivalents at beginning of period		439	316	385	387
Cash and cash equivalents at end of period		406	363	406	363

Supplementary cash flow information:
Income taxes refunded (paid)		(4)	(8)	(1)	(36)
See accompanying notes to the interim condensed consolidated financial statements.
6    Parkland Corporation Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
1.     CORPORATE INFORMATION
Parkland is a leading international fuel distributor, marketer, and convenience retailer with safe and reliable operations in 26 countries across the Americas. Our retail network meets the fuel and convenience needs of everyday consumers. Our commercial operations provide businesses with fuel to operate, complete projects and better serve their customers. In addition to meeting our customers' needs for essential fuels, Parkland provides a range of choices to help them lower their environmental impact, including manufacturing and blending renewable fuels, ultra-fast EV charging, a variety of solutions for carbon credits and renewables, and solar power. With approximately 4,000 retail and commercial locations across Canada, the United States and the Caribbean region, we have developed supply, distribution and trading capabilities to accelerate growth and business performance. Parkland is governed by the Business Corporations Act (Alberta) in Canada, and its corporate office is located at Suite 1800, 240 4 Ave SW, Calgary, Alberta, T2P 4H4, Canada. The interim condensed consolidated financial statements include the results of Parkland and its subsidiaries together with its interest in investments in associates and joint arrangements as at September 30, 2025.

Sunoco LP acquisition of Parkland
On May 5, 2025, Parkland and Sunoco LP (NYSE: SUN) (“Sunoco” or the “Partnership”) announced that they have entered into a definitive agreement (the "Agreement") whereby Sunoco will indirectly acquire all outstanding shares of Parkland in a cash and equity transaction valued at approximately $12.5 billion, including assumed debt (the “Transaction” or the "Sunoco Transaction"). The proposed Transaction will be effected pursuant to a plan of arrangement under the Business Corporations Act (Alberta). As part of the Transaction, Sunoco intends to list on the New York Stock Exchange a Delaware limited liability company named SunocoCorp LLC ("SunocoCorp"). SunocoCorp will hold limited partnership units of Sunoco that have similar attributes to Sunoco's publicly-traded common units on the basis of one Sunoco common unit for each outstanding SunocoCorp unit. Under the terms of the Agreement, Parkland shareholders will receive 0.295 SunocoCorp units and $19.80 for each Parkland share. Parkland shareholders can elect, in the alternative, to receive $44.00 per Parkland share in cash or 0.536 SunocoCorp units for each Parkland share, subject to pro-rations, cash and unit maximums, and adjustments as more particularly set out in the Agreement.

The Agreement imposes restrictions on Parkland prior to closing, including, without limitation, with respect to incurring capital expenditure or indebtedness or completing acquisitions and dispositions, in each case, above certain thresholds without prior written consent from Sunoco.

The Transaction was approved by Parkland's shareholders and all key regulatory approvals have also been obtained. The Transaction is expected to close on October 31, 2025, subject to the satisfaction or waiver of customary closing conditions. .
2.     SUMMARY OF MATERIAL ACCOUNTING POLICIES
(a)    Basis of preparation and statement of compliance
Parkland's interim condensed consolidated financial statements are prepared in accordance with International Accounting Standard (“IAS”) 34 - Interim Financial Reporting as issued by the International Accounting Standards Board (“IASB”). The interim condensed consolidated financial statements were prepared following the same accounting policies and methods of computation as the annual consolidated financial statements for the year ended December 31, 2024 (the “Annual Consolidated Financial Statements”) except for the changes and additions as per notes 2(d), 2(e) and 2(f) below and the recognition of income tax expense, which is based on an estimate of the weighted average effective annual income tax rate applied to the year-to-date earnings.

Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited) 7    Parkland Corporation

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
The interim condensed consolidated financial statements do not contain certain notes and disclosures normally included in the Annual Consolidated Financial Statements. Accordingly, these interim consolidated financial statements should be read in conjunction with the Annual Consolidated Financial Statements.

These interim condensed consolidated financial statements were approved for issue by the Board of Directors on October 26, 2025.

(b)    Presentation and functional currency
The interim condensed consolidated financial statements are presented in Canadian dollars, which is Parkland's functional currency. The functional currency of each of Parkland's individual entities is based on the currency that reflects the primary economic environment in which it operates.

(c)    Use of estimates and judgments
The preparation of Parkland's financial statements requires management to make estimates and judgments that affect the reported amounts of revenue, expenses, assets, liabilities, and accompanying disclosures. Accordingly, actual results may differ from estimated amounts as future confirming events occur. Significant estimates and judgments used in the preparation of the interim condensed consolidated financial statements are described in the Annual Consolidated Financial Statements.

(d)    Changes in presentation
Certain shared costs for the comparative period related to marketing, general and administrative costs, were re-allocated to the remaining segments from corporate to conform to the current period allocation, which uses a more comprehensive and streamlined allocation of costs using the benefits received model and better aligns these costs to the relevant operating segments. Refer to note 15(a) for further details.

(e) Accounting policies
The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Annual Consolidated Financial Statements, except for the addition of the following related to the modification of equity-settled share option plan, performance share units ("PSU"), and restricted share units ("RSU") as a result of the Sunoco Transaction:

When the terms of an equity-settled award are modified, the minimum expense recognised is the grant date fair value of the unmodified award, provided the original vesting terms of the award are met. The fair value, measured as at the date of modification, is recognised as an expense with a corresponding increase to contributed surplus, for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee. The expense related to the grant date and incremental fair value is recognized over the revised vesting period of the award, with a cumulative adjustment to the expense based on the revised vesting period on the date of modification.

When the terms of equity-settled share option, PSU, and RSU are modified to a cash-settled award, the fair value of the award on the modification date is transferred from contributed surplus reserve within equity to a liability within 'provisions and other liabilities.

(f) Amended standards adopted by Parkland
Parkland has adopted the following accounting amendment effective for the annual periods beginning January 1, 2025. The adoption of these amendments did not have a material impact on the interim condensed consolidated financial statements.
8    Parkland Corporation Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)

Amendments to IAS 21 - The Effects of Changes in Foreign Exchange Rates ("IAS 21"), issued in 2023, address the lack of exchangeability of illiquid currencies and specify how an entity determines the exchange rate when a currency is not readily exchangeable at the measurement date, as well as additional required disclosures. This amendment has been applied retrospectively.
3.    SUPPLEMENTAL CASH FLOW INFORMATION
(a)    Net change in non-cash working capital related to operating activities

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Accounts receivable	(59)	118	(45)	105
Inventories	(171)	116	(217)	113
Prepaid expenses and other	11	1	(35)	(42)
Accounts payable and accrued liabilities	182	(221)	161	(179)
Income taxes payable	27	18	63	25
Income taxes receivable	10	6	30	(8)
Deferred revenue	(1)	(4)	6	(1)
Risk management and other	(41)	(55)	29	(55)
Net cash inflow (outflow) from changes in non-cash working capital related to operating activities	(42)	(21)	(8)	(42)

(b)    Net change in non-cash working capital related to investing activities

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Accounts payable and accrued liabilities	1	16	5	11
Prepaid expenses and other	—	(15)	—	(15)
Net cash inflow (outflow) from changes in non-cash working capital related to investing activities	1	1	5	(4)
Cash held in margin and project financing current accounts as at September 30, 2025 amounted to $109 (September 30, 2024 - $38).

(c)    Other operating activities

		Three months ended September 30,		Nine months ended September 30,
	Note	2025	2024	2025	2024
(Gain) loss on risk management and other - unrealized		(4)	(48)	(52)	11
Impairment and write-offs		—	26	—	37
Provision and other liabilities		(2)	24	(3)	24
(Gain) loss on disposal of assets	12	1	(2)	(1)	(5)
Other items		22	14	30	19
		17	14	(26)	86

Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
4.     ASSETS AND LIABILITIES CLASSIFIED AS HELD FOR SALE
As part of Parkland's portfolio optimization strategy, management committed to a plan to sell certain assets within the Canada and USA segments. Accordingly, these assets and associated liabilities are presented as held for sale.

The assets and associated liabilities include retail and commercial businesses (cardlock facilities, bulk storage plants and warehouses) located across Canada and the United States. The assets and liabilities classified as held for sale are presented below. Parkland measured its non-current assets classified as held for sale at the lower of the carrying amount and fair value less costs to sell.

	Note	September 30, 2025	December 31, 2024
Assets classified as held for sale:
Accounts receivable		24	89
Inventories		5	38
Property, plant and equipment		38	578
Intangible assets		—	36
Goodwill(1)		15	92
Deferred tax asset		2	9
Total assets classified as held for sale		84	842
Liabilities directly associated with assets classified as held for sale:
Accounts payable		—	47
Long-term debt(2)	6	2	141
Provisions and other liabilities	9	14	79
Deferred tax liabilities		—	25
Total liabilities associated with assets held for sale		16	292
(1) Goodwill has been allocated to the disposal groups on a relative fair value basis.
(2) Long-term debt primarily includes lease obligations.

During the nine months ended September 30, 2025, certain assets and associated liabilities, including retail sites within the Canada segment, retail and commercial business in Florida, and retail sites in various other states within the USA segment, that were classified as held for sale at December 31, 2024, no longer met the asset-held-for-sale recognition criteria, due to a change in Parkland's portfolio optimization strategy resulting from the Agreement with Sunoco (see Note 1). As a result, these were reclassified to their respective assets and liabilities on the consolidated balance sheets. This reclassification did not result in a material impact on the consolidated net earnings (loss) for the three and nine months ended September 30, 2025.

As at September 30, 2025, the percentage of net assets attributable to Canada and USA segments is 100% and nil, respectively, (December 31, 2024 - 28% and 72%).
5.    OTHER LONG-TERM ASSETS

	Note	September 30, 2025	December 31, 2024
Redemption Options(1)	7	127	51
Deferred customer incentives		84	75
Long-term prepaid expenses, deposits, other assets and receivables		108	107
Note receivable		100	100
		419	333

(1) Represents the fair value of optional redemption features that allow Parkland to redeem the Senior Notes prior to maturity at a premium.
10    Parkland Corporation Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
6.    LONG-TERM DEBT

	September 30, 2025	December 31, 2024
Credit Facility	10	198
Unamortized deferred financing costs	(1)	(2)
	9	196
Senior Notes:
3.875% Senior Notes, due 2026	600	600
5.875% US$500 Senior Notes, due 2027	696	718
6.00% Senior Notes, due 2028	400	400
4.375% Senior Notes, due 2029	600	600
4.50% US$800 Senior Notes, due 2029	1,113	1,148
4.625% US$800 Senior Notes, due 2030	1,113	1,148
6.625% US$500 Senior Notes, due 2032	696	718
Unamortized premium: Redemption Options	46	55
Unamortized discount: deferred financing costs	(27)	(34)
	5,237	5,353
Non-recourse debt(2)	73	30
Other notes and borrowings	7	8
Total Credit Facility, Senior Notes, Other notes and borrowings	5,326	5,587
Lease obligations(1)	1,091	1,054
Total long-term debt	6,417	6,641
Less: current portion of Senior Notes(3)	(599)	—
Less: current portion of Lease obligations	(249)	(261)
Long-term debt	5,569	6,380
(1)    Parkland has included extension options in the calculation of the lease obligations in limited circumstances where it has the right to extend a lease term at its discretion and is reasonably certain to exercise the extension option.
(2)    For the three and nine months ended September 30, 2025, $17 and $41 (September 30, 2024 - $1 and $16) were drawn on the non-recourse debt, respectively. As at September 30, 2025, the balance is comprised of $71 drawn to-date (December 31, 2024 - $30), less deferred government grant of $1 (December 31, 2024 - $1), plus accrued interest of $3 (December 31, 2024 - $1).
(3)    Includes the balance of the 3.875% Senior Notes, due 2026, net of unamortized premium and discount.

As at September 30, 2025, Parkland issued $66 million (December 31, 2024 - $74 million) of letters of credit to provide guarantees on behalf of its subsidiaries in the ordinary course of business, which are not recognized in the interim condensed consolidated financial statements. Maturity dates for these guarantees vary and are up to and including March 31, 2035.

On June 20, 2025, Parkland executed supplemental indentures to the Senior Notes (excluding the 3.875% Senior Notes due 2026) to eliminate Parkland's potential obligation to make a change of control offer as a result of the Sunoco Transaction and to amend the definition of change of control to include Sunoco and its affiliates as qualified owners of Parkland.

Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited) 11    Parkland Corporation

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
7. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT ACTIVITIES
Parkland's financial instruments consist of cash and cash equivalents, accounts receivable, certain portions of other long-term assets, risk management and other financial assets and liabilities, certain portions of prepaid expenses and other, accounts payable and accrued liabilities, dividends declared and payable, long-term debt, and certain portions of provisions and other liabilities.

(a)    Fair value measurement hierarchy
The fair value hierarchy table for Parkland's financial assets and liabilities is as follows:

		Fair value as at September 30, 2025
	Note	Quoted prices in active market (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total

Emission credit forward and option contracts(1)		—	31	—	31
Currency forward exchange contracts(2)		—	3	—	3
Risk management and other financial assets		—	34	—	34

Commodities swaps, forwards and futures contracts		—	(2)	—	(2)
Emission credit forward and option contracts(1)		—	(26)	—	(26)
Risk management and other financial liabilities		—	(28)	—	(28)

Other items included in other long-term assets:
Redemption Options	5	—	127	—	127
Other items included in other long-term assets		—	127	—	127

		Fair value as at December 31, 2024
	Note	Quoted prices in active market (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total
Emission credit forward and option contracts(1)		—	44	—	44
Currency forward exchange contracts(2)		—	24	—	24
Risk management and other financial assets		—	68	—	68

Commodities swaps, forwards and futures contracts		—	(4)	—	(4)
Emission credit forward and option contracts(1)		—	(58)	—	(58)
Risk management and other financial liabilities		—	(62)	—	(62)

Redemption Options	5	—	51	—	51
Other items included in other long-term assets		—	51	—	51
(1)    Unrealized losses (gains) on emission credits forward contracts, option contracts, emission credits and allowances held for trading recognized within inventory, and the related emission obligations are realized when the contracts are settled, credits and allowances are purchased or sold, and the related obligations are settled. As at September 30, 2025, an unrealized loss of $22 (December 31, 2024: loss of $27) representing the fair value adjustment was included in emission credits and allowances held for trading within inventory with a fair value of $115 (December 31, 2024: $125) classified as level 2 in the fair value hierarchy.
(2)    The balance includes net risk management asset amounting to $1 as at September 30, 2025 (December 31, 2024 - $23 asset) in relation to the cash flow hedges. Refer to Note 7(d) for additional details of the cash flow hedges.

There were no changes in the nature, characteristics and risks of commodities swaps, forwards and futures contracts, currency forward exchange contracts, cross-currency and interest rate swap contracts, emission credit forward and option contracts, and Redemption Options that can result in change in class of financial assets and financial liabilities disclosed
12    Parkland Corporation Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
above. There were no transfers between fair value measurement hierarchy levels during the nine months ended September 30, 2025.

(b)    Other financial instruments
The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and dividends declared and payable approximate their fair values as at September 30, 2025 and December 31, 2024, due to the short-term nature of these instruments. The carrying value of the note receivable carried at amortized cost approximates its fair value, as the interest rate on the note receivable approximates the market rate of interest over the term of four years. The Senior Notes had a carrying value of $5,237 and an estimated fair value of $5,177 as at September 30, 2025 (December 31, 2024 – $5,353 and $5,115, respectively), determined by discounting future cash flows using discount rates ranging from 5.0% to 6.3% (December 31, 2024 - 5.5% to 6.9%), representing the rates available to Parkland for loans with similar terms, conditions and maturity dates. Estimated fair value of Senior Notes is classified as level 2 in the fair value hierarchy.

(c)    Net Investment Hedge
Parkland has designated certain USD-denominated debt and payable balances as a net investment hedge. During the three and nine months ended September 30, 2025, Parkland recognized a foreign exchange loss, net of tax, of $48 and gain, net of tax, of $91 respectively (2024 - a gain, net of tax, of $37 and a loss, net of tax, of $98) on these balances, representing the effective portion of the hedge in other comprehensive income (loss), offsetting exchange differences on translation of foreign operations. As at September 30, 2025, the US$2,100 of USD-denominated long-term debt was designated as the net investment hedge (December 31, 2024 - US$2,179).

(d)    Cash Flow Hedges
To mitigate foreign exchange risk arising on revaluation of certain USD-denominated receivable and payable balances, Parkland enters into foreign currency forward contracts to buy and sell a fixed amount of US dollars for a fixed amount of Canadian dollars at a future date. These balances and the related foreign currency forwards are designated as a cash flow hedge.

As at September 30, 2025, Parkland had forward contracts to buy and sell US$205 and US$30 (December 31, 2024 - US$87 and nil) at the weighted average forward rate of CAD$1.38 per US dollar, maturing in October 2025 (December 31, 2024 - CAD $1.41 per US dollar and nil, maturing in January 2025). For the three and nine months ended September 30, 2025, a revaluation gain of $3 and a loss of $7, respectively (2024 - nil and loss of $6, respectively) was recognized in other comprehensive income for the cash flow hedge and a total gain of $3 and loss of $7, respectively (2024 - nil and loss of $6, respectively) were reclassified from the accumulated other comprehensive income to consolidated statements of income (loss).

Parkland has entered into a three-year currency swap in relation to the issuance of the 2024 Senior Notes. The spot element of the cross-currency swap was designated in a cash flow hedge relationship to hedge the variability of the interest and principal cash flows of the 2024 Senior Notes. As at September 30, 2025, the fair value of the swap was an asset of $1 (December 31, 2024 - $21 asset). For the three and nine months ended September 30, 2025, a revaluation gain of $18 and a loss of $14, respectively on the hedging instrument (2024 - loss of $13 and $13, respectively) was recognized in other comprehensive income and a total gain of $13 and loss of $18, respectively (2024 - loss of $9 and $9, respectively) was reclassified to consolidated statements of income (loss). As at September 30, 2025, the balance recognized in the cash flow hedge reserve on this hedge was a loss of $8 (December 31, 2024 - loss of $12).

(e)     Fair value measurement
Parkland used the following techniques to value financial instruments categorized in Level 2:
Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited) 13    Parkland Corporation

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
•fair values of the outstanding heating oil, gasoline and refined products put and call option contracts are determined using external counterparty information, which is compared to observable data;
•fair values of commodities forward contracts, futures contracts, emission credits and allowances inventory, forward and option contracts, currency forward exchange contracts, cross-currency and interest rate swap contracts are determined using independent price publications, third-party pricing services, market exchanges and investment dealer quotes;
•fair values of the Redemption Options are determined using a valuation model based on inputs from observable market data, including independent price publications, third-party pricing services, and market exchanges.
14    Parkland Corporation Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
8.    CAPITAL MANAGEMENT
Parkland's capital structure comprises long-term debt (including the current portion) and shareholders' capital, less cash and cash equivalents. Parkland's objective when managing its capital structure is to maintain financial flexibility and availability of capital to finance internally generated growth and maintenance, pay dividends, and consider other growth and shareholder returns options. The transitory impacts of the Sunoco Transactions on Parkland's objectives when managing its capital structure are outlined in Note 1.

(a)    Leverage Ratio
Parkland's primary capital management measure is the Leverage Ratio, which is used internally by key management personnel to monitor Parkland's overall financial strength, capital structure flexibility, ability to service debt and meet current and future commitments. In order to manage its financing requirements, Parkland may (i) adjust its plan for capital spending, dividends paid to shareholders, and share repurchases, or (ii) issue new shares or new debt. The Leverage Ratio does not have any standardized meaning prescribed under IFRS Accounting Standards. It is, therefore, unlikely to be comparable to similar measures presented by other companies. The detailed calculation of the Leverage Ratio is as follows:

	September 30, 2025	December 31, 2024
Leverage Debt	4,937	5,268
Leverage EBITDA	1,571	1,481
Leverage Ratio	3.1	3.6

	Note	September 30, 2025	December 31, 2024
Senior Funded Debt:

Long-term debt	6	6,417	6,641
Less:
Lease obligations	6	(1,091)	(1,054)
Cash and cash equivalents		(406)	(385)
Non-recourse debt(1)	6	(73)	(30)
Risk management liability (asset)(2)		(10)	(30)
Add:
Non-recourse cash(1)		30	31
Letters of credit and others		70	95
Leverage Debt		4,937	5,268

		Three months ended				Trailing twelve months ended
	Note	Dec 31, 2024	Mar 31. 2025	June 30. 2025	Sep 30. 2025	September 30, 2025	December 31, 2024
Adjusted EBITDA	15	428	375	508	540	1,851	1,690
Share incentive compensation		11	8	7	7	33	31
Reverse: IFRS 16 impact(3)		(91)	(93)	(90)	(87)	(361)	(338)
		348	290	425	460	1,523	1,383

Acquisition pro-forma adjustment(4)						2	11
Other adjustments(5)						46	87
Leverage EBITDA						1,571	1,481
(1)    Represents Non-recourse debt and Non-recourse cash balance related to project financing (see Note 6).
(2)    Represents the risk management asset/liability associated with the spot element of the cross-currency swap designated in a cash flow hedge relationship to hedge the variability of principal cash flows of the 2024 Senior Notes resulting from changes in the spot exchange rates (see Note 7).
Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited) 15    Parkland Corporation

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
(3)    Includes the impact of operating leases prior to the adoption of IFRS 16, previously recognized under operating costs, which aligns with management's view of the impact of earnings.
(4)    Includes the impact of pro-forma pre-acquisition EBITDA estimates based on anticipated benefits, costs and synergies from acquisitions.
(5)    Includes adjustments to normalize Adjusted EBITDA for non-recurring events relating to the completion of turnarounds, unplanned shutdown resulting from extreme cold weather events, and the EBITDA attributable to EV charging operations financed through non-recourse project financing.
(b)    Credit Facility covenants
Parkland is required under the terms of its Credit Facility to comply with certain financial covenants consisting of (i) Senior Funded Debt to Credit Facility EBITDA ratio, (ii) Total Funded Debt to Credit Facility EBITDA ratio, and (iii) Interest coverage ratio (calculated as a ratio of Credit Facility EBITDA to Interest Expense) for each quarterly reporting period. The Credit Facility EBITDA, Senior Funded Debt and Interest Expense are defined under the terms of the Credit Facility and do not have any standardized meaning prescribed under IFRS Accounting Standards. They are, therefore, unlikely to be comparable to similar measures presented by other companies. Parkland was in compliance with all Credit Facility covenants throughout the nine months ended September 30, 2025, and expects to remain in compliance over the next year.

9.    PROVISIONS AND OTHER LIABILITIES

	September 30, 2025	December 31, 2024
Asset retirement obligations - current (a)	9	5
Environmental provision - current (b)	2	2
Deferred revenue	32	25
Short-term deposits, provisions and other	12	40
Share-based compensation liability (1)	106	—
Provisions and other liabilities - current	161	72
Asset retirement obligations - non-current (a)	577	519
Environmental provision - non-current (b)	102	109
Employee benefits and other	25	26
Long-term deposits, provisions and other	61	58
Provisions and other liabilities - non-current	765	712
(1) Includes $6 (December 31, 2024 - nil) related to DSUs and $100 (December 31, 2024 - nil) related to PSUs, RSUs and share options. to be cash-settled on the closing of the Sunoco Transaction (also see Note 14).

(a)    Asset retirement obligations

	January 1, 2025 to September 30, 2025	January 1, 2024 to December 31, 2024
Asset retirement obligations, beginning of period	524	594
Additional provisions and changes in retirement cost estimates	27	21
Change due to passage of time, discount rate and inflation rate	(13)	(30)
Obligations settled or transferred during the period	(11)	(13)
Change due to foreign exchange	(6)	17
Reclassification from (to) liabilities associated with assets classified as held for sale	65	(65)
Asset retirement obligations, end of period	586	524
Current	9	5
Non-current	577	519
Asset retirement obligations, end of period	586	524

As at September 30, 2025, the inflation rate used to determine the value of future asset retirement costs ranged from 2.97% to 3.62% (December 31, 2024 - 2.97% to 3.24%), and the discount rate used to determine the present value of the future asset
16    Parkland Corporation Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
retirement costs ranged from 5.42% to 6.51% (December 31, 2024 - 4.98% to 6.38%). The total undiscounted estimated future cash flows required to settle Parkland's asset retirement obligations (including certain obligations related to liabilities previously held for sale - see Note 4) were $1,215 as at September 30, 2025 (December 31, 2024 - $1,086). These costs are expected to be paid up to the year 2073 (December 31, 2024 - 2073).

(b)    Environmental provision

	January 1, 2025 to September 30, 2025	January 1, 2024 to December 31, 2024
Environmental provision, beginning of period	111	126
Additional provision made in the period	3	8
Change due to passage of time, discount rate and inflation rate	(6)	(24)
Obligations settled or transferred during the period	(2)	(4)
Change due to foreign exchange	(2)	5
Environmental provision, end of period	104	111
Current	2	2
Non-current	102	109
Environmental provision, end of period	104	111
As at September 30, 2025, the inflation rate used to determine the value of future costs related to environmental activities ranged from 2.97% to 3.62% (December 31, 2024 - 2.97% to 3.24%), and the discount rates used to determine the present value of the future costs related to environmental activities ranged from 5.42% to 6.51% (December 31, 2024 - 4.98% to 6.38%). The total undiscounted estimated future cash flows required to settle Parkland's environmental provision obligations were $697 as at September 30, 2025 (December 31, 2024 - $689). The amount and timing of settlement with respect to environmental provision are uncertain and dependent on various factors, including regulatory requirements.

10. SHAREHOLDERS' CAPITAL
Authorized capital of Parkland consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series without par value. There are no preferred shares outstanding. Changes to shareholders' capital were as follows:

	January 1, 2025 to September 30, 2025		January 1, 2024 to December 31, 2024
	Number of common shares (000's)	Amount ($ millions)	Number of common shares (000's)	Amount ($ millions)
Shareholders' capital, beginning of period	173,931	3,238	175,781	3,257
Issued under share option plan	282	11	630	23
Issued on vesting of performance share units	382	12	429	12
Shares repurchased through NCIB	—	—	(2,909)	(54)
Shareholders' capital, end of period	174,595	3,261	173,931	3,238
During the three and nine months ended September 30, 2025, Parkland purchased and cancelled nil common shares (2024 - 382,450 and 2,908,538, respectively) for a total of nil (2024 - $14 and $125, respectively) under the NCIB.
Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
11.    FINANCE COSTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Interest on long-term debt	66	69	205	211
Interest on leases	16	16	49	47
Amortization, accretion and other finance costs	9	11	29	28
	91	96	283	286

12.    OTHER (GAINS) AND LOSSES

		Three Months Ended September 30,		Nine months ended September 30,
	Note	2025	2024	2025	2024
(Gain) loss on disposal of assets		1	(2)	(1)	(5)
Change in fair value of Redemption Options(1)	7	—	(25)	(76)	(1)
Change in estimates of environmental provision	9	1	5	(3)	(11)
Other income		(3)	(3)	(10)	(8)
Other(2)		(3)	24	(3)	33
		(4)	(1)	(93)	8
(1) Represents the (gain)loss on changes in fair value of optional redemption features that allow Parkland to redeem the Senior Notes prior to maturity at a premium.
(2) Includes impairment and write-offs of nil and nil recognized for the three and nine months ended September 30, 2025, respectively (2024 - $26 and $37, respectively).

13. ACQUISITION, INTEGRATION AND OTHER COSTS
Acquisition, integration and other costs for the three and nine months ended September 30, 2025, primarily include the enterprise-wide system costs of $9 and $49 (2024 - $15 and $44), respectively, the restructuring activities related to outsourcing, transformation and cost efficiency initiatives of $6 and $30 (2024 - $6 and $26), respectively, the legal costs of nil and $10 (2024 - $2 and $5), respectively, and the settlement of certain items related to past acquisitions of nil and $(6) (2024 - $27 and $36), respectively and other costs of $7 and $14 (2024 - $11 and $26), respectively.

14. SUNOCO TRANSACTION COSTS
For the three and nine months ended September 30, 2025, Parkland recognized $38 and $84 (2024 - nil and nil) as costs in relation to the Sunoco Transaction. These costs include $18 and $55, respectively, that are related to the acceleration of the vesting period associated with the share options, performance share units ("PSU"), and restricted share units ("RSU") (collectively, "share units and options") to the expected close of the Sunoco Transaction in the fourth quarter of 2025 . The share units and options were also modified to be cash-settled upon vesting on the transaction close date, and the modification resulted in a transfer of reserve from contributed surplus to provisions and other liabilities of $78 as at September 30, 2025 (December 31, 2024 - nil).

Transaction costs also include restructuring, legal and other professional costs of $20 and $29, respectively, for the three and nine months ended September 30, 2025. Financial advisor fees and other transaction related costs due on closing of the Transaction will be recorded in the income statement in the fourth quarter of 2025, when the customary closing conditions are satisfied or waived..

Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
15. SEGMENT AND OTHER INFORMATION
(a)    Operating segments
Parkland's reportable operating segments are differentiated by the nature of their products, services, and geographic boundaries. Parkland also reports activities not directly attributable to an operating segment under Corporate. No operating segments have been aggregated into reportable segments. The basis of segmentation remains consistent with that disclosed in the Annual Consolidated Financial Statements.

General information
Parkland's chief operating decision maker ("CODM") uses adjusted earnings (loss) before interest, tax, depreciation and amortization ("Adjusted EBITDA"), as a measure of segment profit under IFRS 8. In addition to the items disclosed in the Annual Consolidated Financial Statements. Adjusted EBITDA excludes Costs related to the Sunoco Transaction, as these costs are not indicative of the underlying core operating performance of business segment activities at an operational level and are not reviewed as part of the segment information by the CODM.
Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)

Segment information	Canada		International		USA		Refining		Corporate		Intersegment eliminations		Consolidated
For the three months ended September 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
External fuel and petroleum product volume	3,253	3,199	1,656	1,569	1,287	1,157	902	380	—	—	—	—	7,098	6,305
Internal fuel and petroleum product volume(1)	143	140	—	—	—	1	811	718	—	—	(954)	(859)	—	—
Total fuel and petroleum product volume (million litres)	3,396	3,339	1,656	1,569	1,287	1,158	1,713	1,098	—	—	(954)	(859)	7,098	6,305
Sales and operating revenue(2)
Revenue from external customers	3,480	3,583	1,883	1,876	1,423	1,378	567	289	—	—	—	—	7,353	7,126
Inter-segment revenue(1)	139	135	—	—	1	1	858	751	4	3	(1,002)	(890)	—	—
Total sales and operating revenue	3,619	3,718	1,883	1,876	1,424	1,379	1,425	1,040	4	3	(1,002)	(890)	7,353	7,126
Cost of purchases	3,163	3,280	1,624	1,699	1,275	1,215	1,194	937	—	1	(995)	(883)	6,261	6,249
Adjusted gross margin
Fuel and petroleum product adjusted gross margin, before the following:	360	339	224	143	83	96	231	103	—	—	—	—	898	681
Gain (loss) on risk management and other - realized	(12)	2	(5)	58	(2)	4	(7)	13	—	—	—	—	(26)	77
Gain (loss) on foreign exchange - realized	—	2	(5)	(3)	—	—	1	2	1	—	—	—	(3)	1
Other adjusting items to adjusted gross margin(3)	10	—	(11)	(4)	(2)	4	—	—	—	—	—	—	(3)	—
Fuel and petroleum product adjusted gross margin	358	343	203	194	79	104	225	118	1	—	—	—	866	759
Food, convenience and other adjusted gross margin	96	99	35	34	66	68	—	—	4	2	(7)	(7)	194	196
Total adjusted gross margin	454	442	238	228	145	172	225	118	5	2	(7)	(7)	1,060	955
Operating costs	181	180	55	55	85	89	67	63	—	—	(4)	(6)	384	381
Marketing, general and administrative(6)	66	67	36	33	32	31	7	7	13	16	(3)	(1)	151	153
Share in (earnings) loss of associates and joint ventures	—	—	(4)	(4)	—	—	—	—	—	—	—	—	(4)	(4)
(Gain) loss on foreign exchange - realized(4)	—	—	—	—	—	—	—	—	—	1	—	—	—	1
Other adjusting items to Adjusted EBITDA(5)	(1)	(1)	(10)	(6)	—	—	—	—	—	—	—	—	(11)	(7)
Adjusted EBITDA	208	196	161	150	28	52	151	48	(8)	(15)	—		540	431
Reconciliation to net earnings (loss)
Adjusted EBITDA													540	431
Acquisition, integration and other costs													22	61
Depreciation and amortization													213	207
Finance costs													91	96
(Gain) loss on foreign exchange – unrealized													7	1
(Gain) loss on risk management and other – unrealized													(3)	(48)
Costs related to the Sunoco Transaction													38	—
Other (gains) and losses													(4)	(1)
Other adjusting items(3)(5)													8	7
Income tax expense (recovery)													39	17
Net earnings (loss)													129	91

(1)    Internal fuel and petroleum product volume and inter-segment revenue includes transactions executed by Parkland where two Parkland group entities facilitate fuel and petroleum product exchange with the same third party. These exchange transactions are netted on consolidation.
(2)    See sections (c) and (d) for further details on sales and operating revenue.
(3)    Includes adjustment for realized gains and losses on risk management and other assets and liabilities related to underlying physical sales activity in another period of $10 loss for Canada (2024 - $4 loss), $11 gain for International (2024 - $4 gain), and $2 gain for USA (2024 - nil); and reallocation of margin relating to cross-border transactions with USA customers transacted by Canada operations resulting into nil loss for Canada (2024 - $4 loss), and nil gain for USA (2024 - $4 gain).
(4) Includes realized foreign exchange gains of nil for Corporate (2024 - $1).
(5)    Includes adjustment for the share of depreciation, income taxes and other adjustments for investments in joint ventures and associates of $8 for International (2024 - $4); other income of $2 for International (2024 - $2), and $1 for Canada (2024 - $1);
(6)    For comparative purposes, certain shared marketing, general and administrative costs within Corporate were reallocated to other segments as described in Note 2d. The reallocated amounts for the three months ended September 30, 2024 were: Canada ($4), International ($2), USA ($2), Refining ($1), and Corporate ($9).

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)

	Canada		International		USA		Refining		Corporate		Intersegment eliminations		Consolidated
For the nine months ended September 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
External fuel and petroleum product volume	9,751	9,361	5,085	4,979	3,420	3,368	1,872	1,274	—	—	—	—	20,128	18,982
Internal fuel and petroleum product volume(1)	380	401	—	—	9	39	2,218	1,991	—	—	(2,607)	(2,431)	—	—
Total fuel and petroleum product volume (million litres)	10,131	9,762	5,085	4,979	3,429	3,407	4,090	3,265	—	—	(2,607)	(2,431)	20,128	18,982
Sales and operating revenue(2)
Revenue from external customers	10,214	10,526	5,795	6,070	3,841	4,031	1,190	942	—	—	—	—	21,040	21,569
Inter-segment revenue(1)	356	383	—	—	12	44	2,365	2,238	10	8	(2,743)	(2,673)	—	—
Total sales and operating revenue	10,570	10,909	5,795	6,070	3,853	4,075	3,555	3,180	10	8	(2,743)	(2,673)	21,040	21,569
Cost of purchases	9,291	9,617	5,012	5,414	3,418	3,605	2,961	2,824	1	1	(2,727)	(2,657)	17,956	18,804
Adjusted gross margin
Fuel and petroleum product adjusted gross margin, before the following:	1,004	1,011	677	557	246	270	594	356	—	—		—	2,521	2,194
Gain (loss) on risk management and other - realized(6)(8)	(60)	(9)	(26)	59	(6)	4	(6)	1	—	2		—	(98)	57
Gain (loss) on foreign exchange - realized	5	1	(2)	(6)	—	—	(1)	(2)	5	(5)	—	—	7	(12)
Other adjusting items to adjusted gross margin(3)(6)	(4)	6	—	—	—	6	—	—	(4)	2	—	—	(8)	14
Fuel and petroleum product adjusted gross margin	945	1,009	649	610	240	280	587	355	1	(1)	—	—	2,422	2,253
Food, convenience and other adjusted gross margin	275	281	106	99	189	200	—	—	9	7	(16)	(16)	563	571
Total adjusted gross margin	1,220	1,290	755	709	429	480	587	355	10	6	(16)	(16)	2,985	2,824
Operating costs	518	542	179	162	262	257	202	202	—	—	(10)	(11)	1,151	1,152
Marketing, general and administrative(7)	195	200	106	97	97	94	19	19	41	39	(6)	(5)	452	444
Share in (earnings) loss of associates and joint ventures	—	—	(14)	(11)	—	—	—	—	—	—	—	—	(14)	(11)
(Gain) loss on foreign exchange - realized(4)	—	—	—	—	—	—	—	—	—	(4)	—	—	—	(4)
Other adjusting items to Adjusted EBITDA(5)	(1)	(2)	(26)	(16)	—	(1)	—	—	—	—	—	—	(27)	(19)
Adjusted EBITDA	508	550	510	477	70	130	366	134	(31)	(29)	—	—	1,423	1,262
Reconciliation to net earnings (loss)
Adjusted EBITDA													1,423	1,262
Acquisition, integration and other costs													97	137
Depreciation and amortization													635	615
Finance costs													283	286
(Gain) loss on foreign exchange - unrealized													(2)	8
(Gain) loss on risk management and other derivatives - unrealized(6)													(51)	11
Costs related to the Sunoco Transaction													84	—
Other (gains) and losses													(93)	8
Other adjusting items(3)(5)(6)													19	33
Income tax expense (recovery)													86	8
Net earnings (loss)													365	156

(1)    Internal fuel and petroleum product volume and inter-segment revenue includes transactions executed by Parkland where two Parkland group entities facilitate fuel and petroleum product exchange with the same third party. These exchange transactions are netted on consolidation.
(2)    See sections (c) and (d) for further details on sales and operating revenue.
(3)    Includes adjustment for realized gains and losses on risk management and other assets and liabilities related to underlying physical sales activity in another period of $4 gain for Canada (2024 - $12 loss); adjustment to foreign exchange gains and losses related to cash pooling arrangements of $4 gain for Corporate (2024 - $4 loss); reallocation of margin relating to cross-border transaction with USA customers transacted by Canada operations resulting into nil loss for Canada (2024 - $6 loss) and nil gain for USA (2024 - $6 gain); and adjustment to realized risk management gains and losses of nil for Corporate (2024 - $2 gain).
(4) Includes realized foreign exchange gains of nil for Corporate (2024 - $4).
(5)    Includes adjustment for the share of depreciation, income taxes and other adjustments for investments in joint ventures and associates of $21 for International (2024 - $11); other income of $5 for International (2024 - $5), $1 for Canada (2024 - $2) and nil for US (2024 - $1).
(6)    For comparative purposes, certain amounts were reclassified between realized and unrealized gain/(loss) on risk management with no changes to Adjusted EBITDA or net earnings, to conform to the presentation used in the current period.
(7)    For comparative purposes, certain shared marketing, general and administrative costs within Corporate were reallocated to other segments as described in Note 2d. The reallocated amounts for the nine months ended September 30, 2024, and the years ended December 31, 2024 and December 31, 2023, were: Canada ($13, $18 and $29 respectively), International ($6, $8 and $5 respectively), USA ($6, $8 and $6 respectively), Refining ($4, $5 and $5, respectively), and Corporate ($29, $39 and $45, respectively). The revised amounts for the years ended December 31, 2024 and December 31, 2023 were: Canada ($269 and $270, respectively), International ($131 and $120, respectively), USA ($127 and $115, respectively), Refining ($24 and $28, respectively), and Corporate ($62 and $73, respectively).
Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited) 21    Parkland Corporation

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
(8)    Gain (loss) on risk management and other - realized includes losses of $53 in Canada on emission credit forward and option contracts realized as a result of the commercial decision to wind down certain compliance market positions.
Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)
(b)    Property, plant, and equipment, intangible assets additions, acquisitions, and depreciation and amortization

For the three months ended September 30,	Canada		International		USA		Refining		Corporate		Consolidated
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Additions to property, plant and equipment and intangible assets(1)	49	41	22	21	11	10	30	42	3	10	115	124
Depreciation and amortization	84	80	68	66	29	27	24	28	8	6	213	207

For the nine months ended September 30,	Canada		International		USA		Refining		Corporate		Consolidated
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Additions to property, plant and equipment and intangible assets(1)	143	87	67	43	25	19	97	133	12	25	344	307
Depreciation and amortization	235	234	212	196	96	84	73	83	19	18	635	615
(1) Property, plant and equipment additions and acquisitions do not include right-of-use assets.

(c)    Geographic information

Sales and operating revenue from external customers	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Canada	3,808	3,745	10,547	10,986
United States	1,845	1,706	5,245	5,111
Other countries	1,700	1,675	5,248	5,472
	7,353	7,126	21,040	21,569

	September 30, 2025
	Canada	United States	Other countries	Consolidated
Property, plant and equipment	3,182	930	1,340	5,452
Intangible assets	751	141	160	1,052
Goodwill	1,326	551	588	2,465
	5,259	1,622	2,088	8,969

	December 31, 2024
	Canada	United States	Other countries	Consolidated
Property, plant and equipment	3,060	543	1,429	5,032
Intangible assets	810	136	206	1,152
Goodwill	1,303	514	609	2,426
	5,173	1,193	2,244	8,610

Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited) 23    Parkland Corporation

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)

(d) Sales and operating revenue by product

	Canada		International		USA		Refining		Consolidated
For the three months ended September 30, 2025,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Gasoline and diesel	3,067	3,183	1,541	1,586	1,214	1,158	12	51	5,834	5,978
Liquid petroleum gas(1)	47	61	17	27	4	4	—	—	68	92
Other fuel and petroleum products(2)	241	218	272	213	4	3	555	238	1,072	672
Fuel and petroleum product revenue	3,355	3,462	1,830	1,826	1,222	1,165	567	289	6,974	6,742
Food and convenience store(3)	86	82	6	5	87	93	—	—	179	180
Other retail(4)	4	5	8	7	2	2	—	—	14	14
Lubricants and other(5)	35	34	39	38	112	118	—	—	186	190
Food, convenience and other non-fuel revenue	125	121	53	50	201	213	—	—	379	384
External sales and operating revenue	3,480	3,583	1,883	1,876	1,423	1,378	567	289	7,353	7,126

	Canada		International		USA		Refining		Consolidated
For the nine months ended September 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Gasoline and diesel	8,859	9,294	4,722	5,023	3,220	3,381	55	129	16,856	17,827
Liquid petroleum gas(1)	243	284	68	81	16	11	—	—	327	376
Other fuel and petroleum products(2)	758	594	850	823	15	12	1,135	813	2,758	2,242
Fuel and petroleum product revenue	9,860	10,172	5,640	5,927	3,251	3,404	1,190	942	19,941	20,445
Food and convenience store(3)	248	242	19	18	241	261	—	—	508	521
Other retail(4)	12	12	22	21	4	5	—	—	38	38
Lubricants and other(5)	94	100	114	104	345	361	—	—	553	565
Food, convenience and other non-fuel revenue	354	354	155	143	590	627	—	—	1,099	1,124
External sales and operating revenue	10,214	10,526	5,795	6,070	3,841	4,031	1,190	942	21,040	21,569
(1)    Liquid petroleum gas includes propane and butane.
(2)    Other fuel and petroleum products include crude oil, aviation fuel, asphalt, fuel oils, gas oils, ethanol, biodiesel and certain emission credits and allowances.
(3)    Food and convenience store revenue generated from Canada, International, and USA depends on the business model operated by each segment, and includes the sale of food and merchandise, suppliers' rebates, royalties and license fees and rental income from retailers in the form of a percentage rent on convenience store sales.
(4) Other retail revenue includes advertising revenue and other miscellaneous retail-related revenues.
(5)    Lubricants and other include lubricants, freight, tanks and parts installation, cylinder exchanges, other products and services, and revenue from operating leases. During the three and nine months ended September 30, 2025, distribution terminals in Canada recognized revenue from operating leases of $8 and $24 (2024 - $7 and $20), respectively.

24    Parkland Corporation Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)

16.    OTHER DISCLOSURES
In addition to the reportable operating segments disclosed above, Parkland also voluntarily discloses business performance by lines of business. The basis of line of business remains consistent with those disclosed in the Annual Consolidated Financial Statements.

(a) Lines of business

	Retail(5)		Commercial(5)		Refining		Corporate		Eliminations		Consolidated
For the three months ended September 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
External fuel and petroleum product volume(4)	2,774	2,806	3,422	3,119	902	380	—	—	—	—	7,098	6,305
Adjusted gross margin
Fuel and petroleum product adjusted gross margin(4), before the following:	403	356	273	230	231	103	—	—	(9)	(8)	898	681
Gain (loss) on risk management and other - realized	(1)	13	(18)	51	(7)	13	—	—	—	—	(26)	77
Gain (loss) on foreign exchange - realized	—	—	(5)	(1)	1	2	1	—	—	—	(3)	1
Other adjusting items to adjusted gross margin(1)	—	—	(3)	—	—	—	—	—	—	—	(3)	—
Fuel and petroleum product adjusted gross margin(4)	402	369	247	280	225	118	1	—	(9)	(8)	866	759
Food, convenience and other adjusted gross margin	117	117	80	83	—	—	4	2	(7)	(6)	194	196
Total adjusted gross margin(4)	519	486	327	363	225	118	5	2	(16)	(14)	1,060	955
Operating costs(4)	197	194	134	136	67	63	—	—	(14)	(12)	384	381
Marketing, general and administrative(4)	68	64	65	68	7	7	13	16	(2)	(2)	151	153
Share in (earnings) loss of associates and joint ventures	(3)	(3)	(1)	(1)	—	—	—	—	—	—	(4)	(4)
(Gain) loss on foreign exchange - realized(2)	—	—	—	—	—	—	—	1	—	—	—	1
Other adjusting items to Adjusted EBITDA(3)	(3)	(4)	(8)	(3)	—	—	—	—	—	—	(11)	(7)
Adjusted EBITDA(4)	260	235	137	163	151	48	(8)	(15)	—	—	540	431
(1)    Includes adjustment for realized gains and losses on risk management and other assets and liabilities related to underlying physical sales activity in another period of $3 gain for Commercial (2024 - nil).
(2)    Includes realized foreign exchange loss of nil for Corporate (2024 - $1) on settlement of financing balances not included within adjusted gross margin as these gains do not relate to the commodity sale and purchase transactions.
(3)    Includes adjustment for the share of depreciation, income taxes and other adjustments for investments in joint ventures and associates of $3 for Retail (2024 - $4) and $5 for Commercial (2024 - nil); and other income of $3 for Commercial (2024 - $3).
(4) For comparative purposes, certain amounts within (i) external fuel and petroleum product volume, (ii) fuel and petroleum product adjusted gross margin, (iii) total adjusted gross margin, (iv) operating costs, (v) marketing, general and administrative, and (vi) adjusted EBITDA were revised to conform to the presentation used in the current period. The amount of revision for the three months ended September 30, 2024, were: Retail (39 million litres, $1, $1, $6, $10, and $15 respectively); Commercial (39 million litres, $1, $1, $6, $2, and $7 respectively); Refining (nil, nil, nil, nil, $1, and $1 respectively); and Corporate (nil, nil, nil, nil, $9, and $9 respectively).
(5)    The Adjusted EBITDA for our marketing business, which includes both the Retail and Commercial lines of business, was $397 (2024 - $398).
Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited) 25    Parkland Corporation

Parkland Corporation
Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)
For the three and nine months ended September 30, 2025
($ millions, unless otherwise stated)

	Retail(6)		Commercial(6)		Refining		Corporate		Eliminations		Consolidated
For the nine months ended September 30,	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
External fuel and petroleum product volume(5)	7,892	7,905	10,364	9,803	1,872	1,274	—	—	—	—	20,128	18,982
Adjusted gross margin
Fuel and petroleum product adjusted gross margin(5), before the following:	1,123	1,024	827	837	594	356	—	—	(23)	(23)	2,521	2,194
Gain (loss) on risk management and other - realized(4)	6	18	(98)	36	(6)	1	—	2	—	—	(98)	57
Gain (loss) on foreign exchange - realized	—	—	3	(5)	(1)	(2)	5	(5)	—	—	7	(12)
Other adjusting items to adjusted gross margin(1)(4)	—	—	(4)	12	—	—	(4)	2	—	—	(8)	14
Fuel and petroleum product adjusted gross margin(5)	1,129	1,042	728	880	587	355	1	(1)	(23)	(23)	2,422	2,253
Food, convenience and other adjusted gross margin	333	341	237	239	—	—	9	7	(16)	(16)	563	571
Total adjusted gross margin(5)	1,462	1,383	965	1,119	587	355	10	6	(39)	(39)	2,985	2,824
Operating costs(5)	571	558	411	426	202	202	—	—	(33)	(34)	1,151	1,152
Marketing, general and administrative(5)	197	189	201	202	19	19	41	39	(6)	(5)	452	444
Share in (earnings) loss of associates and joint ventures	(10)	(10)	(4)	(1)	—	—	—	—	—	—	(14)	(11)
(Gain) loss on foreign exchange - realized(2)	—	—	—	—	—	—	—	(4)	—	—	—	(4)
Other adjusting items to Adjusted EBITDA(3)	(11)	(11)	(16)	(8)	—	—	—	—	—	—	(27)	(19)
Adjusted EBITDA(4)(5)	715	657	373	500	366	134	(31)	(29)	—	—	1,423	1,262
(1)    Includes adjustment for realized gains and losses on risk management and other assets and liabilities related to underlying physical sales activity in another period of $4 gain for Commercial (2024 - $12 loss); and adjustment to foreign exchange gains and losses related to cash pooling arrangements of $4 gain for Corporate (2024 - $4 loss); and adjustment to realized risk management gains of nil for Corporate, related to interest rate swaps as these gains do not relate to commodity sale and purchase transactions (2024 - $2 gain).
(2)    Includes realized foreign exchange gains of nil for Corporate (2024 - $4) on settlement of financing balances not included within adjusted gross margin as these gains do not relate to the commodity sale and purchase transactions.
(3)    Includes adjustment for the share of depreciation, income taxes and other adjustments for investments in joint ventures and associates of $11 for Retail (2024 - $11) and $10 for Commercial (2024 - nil); and other income of $6 for Commercial (2024 - $8).
(4)    For comparative purposes, certain amounts were reclassified between realized and unrealized gain/(loss) on risk management with no changes to Adjusted EBITDA or net earnings, to conform to the presentation used in the current period.
(5) For comparative purposes, certain amounts within (i) external fuel and petroleum product volume, (ii) fuel and petroleum product adjusted gross margin, (iii) total adjusted gross margin, (iv) operating costs, (v) marketing, general and administrative, and (vi) adjusted EBITDA were revised to conform to the presentation used in the current period. The amount of revision for the nine months ended September 30, 2024, were: Retail (151 million litres, $3, $3, $17, $33, and $47 respectively); Commercial (151 million litres, $3, $3, $17, $8, and $22 respectively); Refining (nil, nil, nil, nil, $4, and $4 respectively); and Corporate (nil, nil, nil, nil, $29, and $29 respectively).
(6)    The Adjusted EBITDA for our marketing business, which includes both the Retail and Commercial lines of business, was $1,088 (2024 - $1,157).

Parkland Corporation | Q3 2025 Interim Condensed Consolidated Financial Statements (Unaudited)